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                                                                    EXHIBIT 99.1
                                 PRESS RELEASE
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Asconi Corporation  Announces filing of an 8-K with the Securities and Exchange

     Commission regarding its eligibility for Quotation OTC Bulletin Board.
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Heathrow, Fl, November 19, 2001-Asconi Corporation (OTC Bulletin Board: ASCE),
today announced that they have filed a current report on form 8-K with the Securities and Exchange Commission notifying shareholders that quotation of its stock on the OTC Bulletin Board will be suspended on or about November 30, 2001 due to its delinquent status in regards to its obligation to make periodic filings with the Securities and Exchange Commission.

The Company's independent auditors issued a qualified opinion regarding the events, results of operations and financial condition of the Company during the period July 1, 2000 through December 31, 2000 contained in its Transition Report on Form 10-KSB filed with the SEC on October 15, 2001 (the "Transition Report"). As a consequence of such qualified opinion, the Transition Report was deemed incomplete and not properly filed with the SEC which prompted the NASD to place the Company in delinquent status.

The Company adopted a calendar year end in June, 2001 rather than a fiscal year end. This necessitated the filing of the Transition Report. The Transition Report reflects only the financial position and results of operations of Grand Slam Treasures, Inc. prior to its merger with the Company on April 12, 2001. Grand Slam Treasures, Inc.'s operations prior to April 12, 2001 are replace with The Company's operations as is indicated by the Company's 8-K filing at July 31, 2001 and subsequent 10-QSB filings with the SEC. The Company's 10-KSB to be filed for the year ended December 31, 2001 will not be effected by the Transition Report since Grand Slam Treasures, Inc.'s operations are replace by The Company's earnings history.

The Company intends to cure its delinquent status and will endeavor to regain eligibility to resume quotation of its stock on the OTC Bulletin Board as soon as practicable. The Company is contemplating appealing the NASD's decision to suspend quotation of its stock on the OTC Bulletin Board and plans to attempt to have its stock listed in the OTC "pink sheets" until such time as the Company's stock is again eligible for quotation on the OTC Bulletin Board. Notwithstanding the suspension from quotation on the OTC Bulletin Board, the Company fully intends to timely and properly file all required SEC periodic filings including its annual report on Form 10-KSB for the fiscal year-ended December 31, 2001 which will reflect the Company's current operations which differ from the operations detailed in the Transition Report.

About Asconi Corporation

Asconi Corporation is a winery in the Republic of Moldova that prides itself on the high quality grapes which it uses to produce a variety of fine wines and its use of modern equipment for grape processing and wine bottling as well as innovative techniques for wine production. Asconi has four main operations: production; bottling and storage during maturing process; bulk sales of non-bottled wines to other bottlers; and international and regional sales of a variety of bottled wine products.

For additional information, regarding Asconi Corporation visit us at www.Asconi.com. For questions and comments contact our US headquarters at 407-833-8511.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur.




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